Exhibit 3.53
Exhibit 3.53
Mail to : Secretary of State For office use only —— —
Corporations Section Filed —— —
1550 Broadway , Suite 200 —
Eafivar, CO 80202 —
(303) 884-2251 —
MUST BE TYPED Fax (303) 894-2242 20001 207070 —— —— —
FILING FEE $50.00 $100.00 —— —
MUST SUBMIT TWO SECRETARY OF STATE COPIES —— —
10-24-2000 10:24:34 —
ARTICLES OF ORGANIZATION
Please Include a typed Self-addressed envelope
I/We the undersigned natural person(s) of the ageo f eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:
FIRST: The name of the limited liability company is : Maverick Stimulation Company, LLC
SECOND: Principal place of business (if know): 1512 Larimer Street, Suite 1000 Denver, Colorado 80222
THIRD: The street address of the Initial registered office of the limited liability company is: 1000 Writer Square,
1512 Larimer Street, Denver, Coloredo 80202
The mailing address (if different form above) of the initial registered office of the limited liability company is: Same
The name of its proposed registered agent in Colorado at that address is: Kristian Erik Grimland
FOURTH: x The management is vested in managers (check if appropriate)
FIFTE: The names and business addresses of the Initial manager or managers or if the management is vested in the members, rather than manager, the names and addresses of the member or members are:
NAME ADDRESS (include zip codes) —— —
Kristian Erik Grimland 37279 Timber Dr., Elizabeth, C0 80107 —— —
Timothy Loyd Anderson 300 W. 4000 S., Vernal, UT 8478 —— —
Lyle F. Schadegg 101 Lowell Place, Apt. D, Ft. Morgan, C0 80701 —— —
SIXTH: The name and address of each organizer is:
NAME ADDRWESS (Include zip code) —— —
Kristian Erik Grimland 37279 Timber Dr., Elizabeth, C0 80107 —— —
Signed Signed —— —
Organizer Organizer —— —
COMPUTER UPDATE COMPLETE OLL